SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2010 (September 8, 2010)

BIOMIMETIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 844-1280

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 8, 2010, BioMimetic Therapeutics, Inc. (Company) issued a press release that announced it completed its 100 day Premarket Approval Application (PMA) meeting with the Food and Drug Administration (FDA) regarding the review of Augment™ Bone Graft for the treatment of foot and ankle fusions in the United States.  The FDA raised no unexpected issues that would impact the timing for an upcoming Orthopedic Advisory Panel Meeting or potential approval of Augment.   The Company continues to anticipate that the panel meeting will be held by early 2011.  If the panel determines the product to be safe and effective, the Company expects approval of Augment by the FDA in mid-2011.

Additionally, the Company announced that the FDA has completed review of the Company’s request for designation (RFD) for Augment™ Injectable Bone Graft, the Company’s second generation bone grafting product and indicated that the Augment Injectable review will follow a medical device pathway and accordingly has been assigned to the FDA’s Center for Devices and Radiologic Health (CDRH) Division of Surgical, Orthopedic and Restorative Devices for lead review. The Company expects to initiate patient enrollment in a U.S. pivotal trial when its Investigational Device Exemption ( IDE) is approved by the FDA, potentially in the fourth quarter.

            Finally, the Company announced the expansion of its patent portfolio in both the United States and Europe with the addition of two new patents.  Both the United States and the European patents will cover the Company’s novel recombinant protein-device combination product candidates, including Augment and Augment Injectable.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

99.1 Press Release dated September 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC. By: /s/ Earl Douglas Name: Earl Douglas Title: General Counsel

Date:   September 8, 2010